                                                                     Exhibit 4.2

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR
               TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION
                   OR AN EXEMPTION THEREFROM UNDER SUCH ACT.


                   AMENDMENT TO CONTINGENT WARRANT AGREEMENT

     This AMENDMENT TO CONTINGENT WARRANT AGREEMENT is made and entered into as of July 21, 2000 (the "Amendment"), by and between AMPEX CORPORATION, a Delaware corporation ("Ampex"), and INFORMATION SUPER STATION, L.L.C., a District of Columbia limited liability company (the "Holder").

     WHEREAS, Ampex and the Holder have entered into the Contingent Warrant Agreement dated as of July 22, 1999 (the "Warrant Agreement"), pursuant to which Ampex granted to the Holder a warrant to purchase up to 512,821 shares of the Class A Common Stock, par value $0.01 per share, of Ampex (the "Warrant") (all capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Warrant Agreement); and

     WHEREAS, Ampex and the Holder have agreed to amend the vesting provisions of the Warrant with respect to 100,000 Warrant Shares; and

     WHEREAS, Section 16 of the Warrant Agreement requires the written consent of Ampex and the Holders of at least a majority of the Warrant Shares in order to amend the Warrant Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

     1.   Consent.  The Holder hereby represents and warrants to Ampex that
          --------
the Holder is the sole beneficial owner of the Warrant and the 512,821 Warrant Shares underlying the Warrant. Each of Ampex and the Holder hereby consents to the amendment of the Warrant Agreement as set forth herein.

     2.   Vesting.  Effective as of March 15, 2000, Section 13 of the Warrant
          --------
Agreement is hereby deleted and replaced in its entirety with the following:

          "Section 3.  Vesting.  The Warrant shall vest with respect to
                       --------
     100,000 Warrant Shares on March 15, 2000. The Warrant shall terminate and lapse with respect to the remaining balance of 412,821 Warrant Shares on March 15, 2000."

     3.   Notices.  Effective as of the date hereof, Section 13 of the Warrant
          --------
Agreement is hereby deleted and replaced in its entirety with the following:

           "Section 13.  Notices.  All notices or other communications under
                         --------
     this Agreement shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent postage prepaid by registered, certified or express mail, or by recognized overnight air courier service, and shall be deemed given when so delivered by hand or telecopied, or if mailed or sent by overnight courier service, on the third business day after mailing (first business day after mailing in the case of express mail or overnight courier service) to the parties at the following addresses:

          If to Ampex:

          Ampex Corporation
          135 East 57/th/ Street, 32/nd/ Floor
          New York, NY 10022
          Attention: Mr. Edward J. Bramson, Chairman
          Facsimile: (212) 754-9591

          With copies to:

          Paul, Weiss, Rifkind, Wharton & Garrison
          1285 Avenue of the Americas
          New York, NY 10019-6064
          Facsimile: (212) 757-3990
          Attention: Moses Silverman, Esq.

          Ampex Corporation
          500 Broadway
          Redwood City, CA 94063
          Facsimile: (650) 367-3440
          Attention: General Counsel

          If to the Holder:

          Kalbian Hagerty L.L.P.
          2001 L Street, N.W.
          Suite 600
          Washington, D.C.  20036
          Facsimile: (202) 223-6625

     or to such other addresses as either party may have furnished to the other in writing in accordance herewith."

     4.   Miscellaneous.   Except as set forth in this Amendment, all terms
          --------------
and conditions of the Warrant Agreement shall remain unaltered and in full force and effect. Effective as of March 15, 2000, all references to the Warrant Agreement contained therein shall refer to the Warrant Agreement, as amended by this Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The headings contained in this Amendment are for reference only and shall not in any way affect the meaning or interpretation of this Amendment.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf on the date first written above.

                              AMPEX CORPORATION



                              By  /s/ Edward J. Bramson
                                -----------------------------------
                                    Name:  Edward J. Bramson
                                    Title: Chairman and Chief
                                           Executive Officer


                              INFORMATION SUPER STATION, L.L.C.



                              By   /s/ Dennis J. Dunbar
                                -------------------------------------
                                    Name:  Dennis J. Dunbar
                                    Title: Managing Member